SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Varian Semiconductor Equipment
Associates, Inc.
(Name of Registrant as Specified In Its Charter)

                      N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
35 Dory Road
Gloucester, Massachusetts 01930

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 28, 2003

The 2003 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Tuesday, January 28, 2003 at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class I Directors for the ensuing three years.

2.	To approve the amendment of Varian Semiconductor’s Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock available for issuance under the ESPP by 250,000 shares.

3.	To ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending October 3, 2003.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on December 9, 2002 are entitled to notice of, and to vote at, the meeting. The stock transfer books of Varian Semiconductor will remain open for the purchase and sale of common stock.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Richard A. Aurelio
Chairman and Chief Executive Officer

Gloucester, Massachusetts
December 16, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
35 Dory Road
Gloucester, Massachusetts 01930

Proxy Statement for the 2003 Annual Meeting of Stockholders

To Be Held on January 28, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. for use at the 2003 Annual Meeting of Stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Tuesday, January 28, 2003, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of Varian Semiconductor, or by voting in person at the Annual Meeting.

A copy of Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended September 27, 2002, as filed with the Securities and Exchange Commission is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about December 17, 2002. Exhibits will be provided to any stockholder upon written request to the Secretary, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930 at no charge.

Voting Securities and Votes Required

On December 9, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 34,039,026 shares of common stock of Varian Semiconductor. Holders of common stock are entitled to one vote per share.

Under Varian Semiconductor’s By-laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class I Directors. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval of the amendment to Varian Semiconductor’s Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of Varian Semiconductor’s common stock available for issuance under the ESPP by 250,000 shares and the ratification of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending October 3, 2003.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of the Class I Directors, the approval of the amendment to the ESPP and the ratification of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants.

Principal Stockholders

The following table sets forth information, as of October 31, 2002, with respect to the beneficial ownership of Varian Semiconductor’s common stock by:

•	each person known by Varian Semiconductor to own beneficially more than 5% of the outstanding shares of common stock;

•	each director and nominee for director;

•	each executive officer named below in the Summary Compensation Table under the heading “Executive Compensation”; and

•	all current directors and executive officers of Varian Semiconductor as a group.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Outstanding
Five Percent Stockholders:
Franklin Resources, Inc. (2)	3,373,154	9.97%
State Street Research & Management Company (3)	2,320,200	6.86%
FMR Corporation (4)	1,971,010	5.83%

Directors:
Richard A. Aurelio (5)	952,518	2.74%
George W. Chamillard	55,000	*
Robert W. Dutton	53,272	*
Ernest L. Godshalk III	184,232	*
Angus A. MacNaughton	71,120	*
Elizabeth E. Tallett	62,272	*

Other Named Executive Officers:
Robert J. Halliday	33,333	*
Alan P. Sheng	25,000	*
Walter F. Sullivan	70,899	*

All current directors and executive officers as a group (14 persons) (6)	1,817,783	5.11%

*	Less than 1%.

(1)
The number of shares of common stock beneficially owned by each 5% stockholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder by the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares subject to stock options or other similar rights with respect to which the individual has the right to acquire sole or shared voting or investment power within 60 days after October 31, 2002. The number of shares of common stock listed as beneficially owned in the table above includes shares issuable upon exercise of options exercisable within 60 days after October 31, 2002 for the following stockholders: Mr. Aurelio (926,696 shares), Mr. Chamillard (55,000 shares), Dr. Dutton (52,672 shares), Mr. Godshalk (183,332 shares), Mr. MacNaughton (71,120 shares), Ms. Tallett (61,672 shares), Mr. Halliday (33,333 shares), Mr. Sheng (25,000 shares) and Mr. Sullivan (23,333 shares). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 33,836,751 shares outstanding as of October 31, 2002, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after October 31, 2002 held by each person specified below.

(2)
As reported by the beneficial owners in a Schedule 13G/A filed with the SEC on August 9, 2002. The securities reported as beneficially owned by Franklin Resources, Inc. (“FRI”) are held by one or more open or closed-end investment companies or other managed accounts, which are advised by direct and indirect investment advisory subsidiaries (the “Adviser Subsidiaries”) of FRI under contracts which grant to the Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities indicated as beneficially owned in the above table. The address for FRI, the Principal Shareholders and each of the Advisor Subsidiaries is One Franklin Parkway, San Mateo, CA 94403.

(3)
As reported by the beneficial owner as of December 31, 2001 in a Schedule 13G filed with the SEC on February 15, 2002. State Street Research & Management Company (“State Street”) is an investment advisor registered under the Investment Advisors Act of 1940 (the “1940 Act”) and has sole power to vote or direct the vote and the sole power to dispose of or direct the disposition of 2,320,200 shares of common stock. State Street disclaims any beneficial interest in such shares. The address for State Street is One Financial Center, 30th Floor, Boston, MA 02111-2690

(4)
As reported by the beneficial owner in a Schedule 13G/A filed with the SEC by Fidelity on February 14, 2002. FMR Corp. (“Fidelity”) is an investment advisor registered under the 1940 Act and has sole power to dispose of or direct the disposition of the 1,971,010 shares of common stock, and no power to vote or to direct the vote of any of the 1,971,010 shares of common stock. Power to vote the 1,971,010 shares of common stock is carried out by Fidelity Management & Research Company (“FMRC”), a wholly-owned subsidiary of Fidelity, and such voting is in accordance with written guidelines established by the Boards of Trustees of investment companies affiliated with FMRC. FMRC is also the beneficial owner of the 1,971,010 shares of common stock. Edward C. Johnson 3d also beneficially owns and has full power to dispose of the 1,971,010 shares of common stock. Members of the Edward C. Johnson 3d family, including Abigail Johnson, also beneficially own the 1,971,010 shares as a result of their voting power over Fidelity. The address for Fidelity is 82 Devonshire Street, Boston, MA 02109.

(5)	Includes 217 shares of common stock owned by Mr. Aurelio’s daughter.
(6)	Includes 1,738,825 shares of common stock issuable upon exercise of options exercisable within 60 days after October 31, 2002.

ELECTION OF DIRECTORS

Varian Semiconductor has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and two Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class II Directors have terms expiring at the 2004 Annual Meeting and the Class III Directors have terms expiring at the 2005 Annual Meeting. This year, two Class I Directors will be elected for three-year terms expiring at the 2006 Annual Meeting.

The persons named in the enclosed proxy will vote to elect as directors Ernest L. Godshalk III and Angus A. MacNaughton, the Class I nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the two Class I nominees named below. Each Class I nominee will be elected to hold office until the 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if he should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any officers or directors of Varian Semiconductor.

Set forth below are the name and age of each continuing member of the Board of Directors (including the nominees for election as Class I Directors), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of Varian Semiconductor. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of October 31, 2002, appears above under the heading “Principal Stockholders.”

Name and Age	Principal Occupation and Business Experience
Nominees for Terms Expiring in 2006 (Class I Directors)

Ernest L. Godshalk III, 57
Mr. Godshalk has served as Varian Semiconductor’s President, Chief Operating Officer, and director of Varian Semiconductor since February 2001. From April 1999 through February 2001, Mr. Godshalk served as Varian Semiconductor’s Vice President and Chief Financial Officer. Prior to April 1999, he was Vice President, Finance of the Semiconductor Equipment Business of Varian Associates, Inc. (“VAI”), a position he had held since joining VAI in November 1998. Prior to joining VAI, he was Managing Director of Elgin Management Group, an investment company, a position he held from 1993 to 1996 and again in 1998. Mr. Godshalk was Chief Financial Officer of Prodigy Communications Corporation, an Internet service provider, from 1996 to 1998.

Name and Age	Principal Occupation and Business Experience

Angus A. MacNaughton, 71
Mr. MacNaughton served as a director of VAI from 1986 until April 1999 and has served as a director of Varian Semiconductor since its spin-off from VAI in April 1999. Mr. MacNaughton has served as President of Genstar Investment Corporation, a private investment company, since 1987. Mr. MacNaughton is a director of Barrick Gold Corporation, Clarica Life Insurance Company, Diversified Collection Services, Inc., Fairmont Hotels & Resorts, Inc., Independence Life & Annuity Company, Keyport Benefit Life Insurance Company, Keyport Life Insurance Company, San Ramon Medical Center, Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance & Annuity Company of Canada (N.Y.).

Directors Whose Terms Expire in 2004 (Class II Directors)

George W. Chamillard, 64
Mr. Chamillard has served as a director of Varian Semiconductor since December 2000. Mr. Chamillard has served as Chairman of the Board of Directors of Teradyne, Inc., a supplier of automatic test equipment for the electronics and telecommunications industries, since May 2000, as its Chief Executive Officer since May 1997, and as its President, Chief Operating Officer and a member of its Board of Directors since 1996. Mr. Chamillard is a director of the Semiconductor Equipment and Materials Institute and Chairman of the Massachusetts High Technology Council.

Robert W. Dutton, 58
Dr. Dutton served as a director of VAI from 1996 until April 1999 and has served as a director of Varian Semiconductor since its spin-off from VAI in April 1999. Dr. Dutton is Director of Research at the Center for Integrated Systems and Professor of Electrical Engineering at Stanford University, positions he has held since 1991 and 1971, respectively.

Directors whose terms Expire in 2005 (Class III Directors)

Richard A. Aurelio, 58
Mr. Aurelio has served as Varian Semiconductor’s Chairman and Chief Executive Officer since February 2001. From April 1999 to February 2001, he served as Varian Semiconductor’s President and Chief Executive Officer. Prior to April 1999, he was the Executive Vice President of VAI responsible for the Semiconductor Equipment Business. Mr. Aurelio joined VAI in 1991 from a position as Executive Vice President of ASM Lithography, a European based company, where he was also President of its United States’ affiliate. Mr. Aurelio was hired as President of Semiconductor Equipment Business in1991 and was elevated to Executive Vice President of VAI in 1992.

Name and Age	Principal Occupation and Business Experience

Elizabeth E. Tallett, 53
Ms. Tallett has served as a director of Varian Semiconductor since May 2001. From December 2000 to May 2001, Ms. Tallett served as an advisory board member. Ms. Tallett is a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, and Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company, positions she has held since July 2002 and November 2000, respectively. She is also President and Chief Executive Officer of Dioscor, Inc., a biopharmaceutical company, a position she has held since April 1996. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997 to 2000 and 1999 to 2000, respectively. Ms. Tallett is also a director of Coventry Health Care, Inc., IntegraMed America Inc., Principal Financial Group and Varian, Inc.

Board and Committee Meetings

The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between Varian Semiconductor’s independent accountants and the Board of Directors. The Board of Directors adopted a written charter for the Audit Committee on May 18, 2000, which was replaced by a new charter adopted on November 8, 2002. The Audit Committee Charter is attached hereto as Appendix A. The purpose of the Audit Committee is to assist with the Board of Directors’ oversight of the integrity of Varian Semiconductor’s financial statements, compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the performance of Varian Semiconductor’s internal audit function. The Audit Committee held seven meetings during fiscal year 2002. The current members of the Audit Committee are Dr. Dutton, Messrs. Chamillard and MacNaughton and Ms. Tallett. Each member of the Audit Committee is “independent” as defined under Rule 4200 and the proposed changes to Rule 4200 and Rule 4350 of the National Association of Securities Dealers’ listing standards.

The Board of Directors also has a standing Compensation Committee, which provides recommendations to the Board of Directors regarding compensation programs of Varian Semiconductor. The Compensation Committee is responsible for determining the compensation of corporate officers, granting stock options, adopting and amending stock option and other employee benefit plans, hiring and terminating corporate officers and negotiating the terms of any employment agreements and arrangements with corporate officers. The Compensation Committee held four meetings during fiscal year 2002. The current members of the Compensation Committee are Dr. Dutton, Messrs. Chamillard and MacNaughton and Ms. Tallett.

The Board of Directors also has a standing Nominating and Corporate Governance Committee, which recommends nominees to the Board of Directors for election at the annual meeting of stockholders, proposes candidates qualified to fill any vacancies on the Board of Directors, recommends candidates for membership and the position as chair on the various committees of the Board of Directors, recommends candidates to serve as executive officers of Varian Semiconductor, develops and recommends to the Board of Directors corporate governance principles, oversees the evaluation of the Board of Directors and management and performs any other duties assigned by the Board of Directors. The Nominating and Corporate Governance Committee does not consider stockholder nominees for director. Stockholders may nominate candidates for election to the Board of Directors by following the procedures set forth under “Stockholder Proposals for 2004 Annual Meeting” below. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2002. The current members of the Nominating and Corporate Governance Committee are Dr. Dutton, Messrs. Chamillard and MacNaughton and Ms. Tallett.

The Board of Directors held four meetings during fiscal year 2002. Each director attended at least 75% of the aggregate number of meetings (including consents in lieu of meetings) held, while he or she was a director, by the Board of Directors and by any committee on which he or she served.

Transactions With Related Parties

Varian Semiconductor has a policy that all material transactions between Varian Semiconductor and its officers, directors and other affiliates must (1) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (2) be on terms no less favorable to Varian Semiconductor than could be obtained from unaffiliated third parties.

VAI provided Mr. Aurelio with $500,000 in financing to purchase a residence when VAI recruited and relocated him in 1991. Mr. Aurelio executed a promissory note in favor of VAI in the principal amount of $500,000, which note is secured by a deed of trust on the property. The note bears interest at a rate of 8.5% compounded annually, but total accrued interest is limited based on the appreciation of the property. The principal and accrued interest is due and payable in 2021 or three years after Mr. Aurelio’s retirement or termination. At the time of the spin-off of Varian Semiconductor from VAI in April 1999, Mr. Aurelio’s obligation to repay the promissory note became an asset of Varian Semiconductor. To date, all principal and interest on the note is outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Varian Semiconductor’s directors, executive officers and holders of more than 10% of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Varian Semiconductor. Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons, Varian Semiconductor believes that during fiscal year 2002 its reporting persons made all filings required of them, except that a Form 3 was filed late by John Aldeborgh and Forms 4 were filed late by (1) Mr. MacNaughton in May 2002 to report the gift of shares to a trust, of which Mr. MacNaughton is a trustee, and the sale of the shares by the trust occurring in April 2002, (2) Mr. Knupp in May 2002 to report the exercise of an option to purchase 10,000 shares of common stock and the sale of such shares occurring in April 2002, and (3) Mr. Godshalk in June 2002 to report the exercise of an option to purchase 25,000 shares of common stock and the sale of such shares occurring in May 2002.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid by Varian Semiconductor during fiscal years 2002, 2001 and 2000 to Varian Semiconductor’s Chief Executive Officer and each of its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 during fiscal year 2002 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(5)	Annual Compensation					Long Term Compensation
		Salary	Bonus		Other Annual Compensation		Securities Underlying Options	All Other Compensation
Richard A. Aurelio(1)	2002	$678,739	$645,000	(6)	$149,184	(9)	50,000	$150,978	(11)
Chairman and Chief	2001	$592,693	$375,000	(7)	—		150,000	$247,723	(12)
Executive Officer	2000	$556,926	$1,695,000	(8)	$102,684		—	$10,500	(13)
Ernest L. Godshalk III(2)	2002	$443,077	$400,000	(6)	$76,983	(10)	35,000	$84,594	(14)
President and Chief	2001	$302,208	$157,500	(7)	—		100,000	$76,134	(12)
Operating Officer	2000	$231,926	$504,000	(8)	—		—	$4,292	(13)
Robert J. Halliday(3)	2002	$209,231	$300,000	(6)	—		50,000	$50,797	(15)
Vice President, Treasurer	2001	$100,000	$49,000	(7)	—		100,000	$6,000	(12)
and Chief Financial Officer	2000	—	—		—		—	—
Alan P. Sheng(4)	2002	$209,231	$275,000	(6)	—		30,000	$64,021	(16)
Vice President, Engineering	2001	$95,385	$49,000	(7)	—		125,000	$32,403	(17)
	2000	—	—		—		—	—
Walter F. Sullivan	2002	$242,300	$260,000	(6)	—		15,000	$54,240	(18)
Vice President, Customer	2001	$216,924	$94,500	(7)	—		70,000	$69,585	(12)
Operations and Chief	2000	$201,924	$441,000	(8)	—		—	$8,329	(13)
Information Officer

(1)	Mr. Aurelio was appointed Chairman of the Board of Directors in February 2001.
(2)	Mr. Godshalk was appointed President and Chief Operating Officer in February 2001 and served as Vice President and Chief Financial Officer from April 1999 to February 2001.
(3)	Mr. Halliday joined Varian Semiconductor in March 2001 as Vice President and Chief Financial Officer and began serving as Treasurer in November 2002.
(4)	Mr. Sheng joined Varian Semiconductor in March 2001 as Vice President, Engineering.
(5)	Fiscal year 2000 ended September 29, 2000, fiscal year 2001 ended September 28, 2001 and fiscal year 2002 ended September 27, 2002.
(6)	Bonuses earned in fiscal year 2002 were paid by Varian Semiconductor to the Named Executive Officers in December 2002.
(7)	Bonuses earned in fiscal year 2001 were paid by Varian Semiconductor to the Named Executive Officers in December 2001.
(8)	Bonuses earned in fiscal year 2000 were paid by Varian Semiconductor to the Named Executive Officers in November 2000.
(9)	Includes $117,679 in automobile-related expenses and reimbursement for taxes and financial planning services fees paid by Mr. Aurelio.

(10)	Consists of $76,983 in automobile-related expenses.
(11)
Includes Varian Semiconductor’s contribution (including interest) of $140,103 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $10,875 to the executive’s 401(k) plan.

(12)	Includes Varian Semiconductor’s contribution (including interest) to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution to the executive’s 401(k) plan
(13)	Consists of a matching contribution to the executive’s 401(k) plan.
(14)
Includes Varian Semiconductor’s contribution (including interest) of $73,719 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $10,875 to the executive’s 401(k) plan.

(15)
Includes Varian Semiconductor’s contribution (including interest) of $39,922 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $10,875 to the executive’s 401(k) plan.

(16)
Includes Varian Semiconductor’s contribution (including interest) of $37,960 to the executive’s Supplemental Retirement Plan account. Also a matching contribution of $10,875 to the executive’s 401(k) plan and reimbursement for relocation expenses of $15,186.

(17)	Includes Varian Semiconductor’s contribution of $5,723 to the executive’s 401(k) plan and reimbursement for relocation expenses of $26,680.
(18)
Includes Varian Semiconductor’s contribution (including interest) of $43,365 to the executive’s Supplemental Retirement Plan account. Also includes a matching contribution of $10,875 to the executive’s 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
					5%	10%
Richard A. Aurelio	50,000	8.68%	$35.59	2/08/12	$1,119,039	$2,835,865
Ernest L. Godshalk	35,000	6.07%	$35.59	2/08/12	$783,328	$1,985,106
Robert J. Halliday	30,000	5.21%	$35.59	2/08/12	$671,424	$1,701,519
	20,000	3.47%	$25.01	7/31/12	$314,573	$797,190
Alan P. Sheng	30,000	5.21%	$35.59	2/08/12	$671,424	$1,701,519
Walter F. Sullivan	15,000	2.60%	$35.59	2/08/12	$335,712	$850,760

(1)	The exercise price per share of each option was equal to the fair market value per share of the common stock on the date of grant.
(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of Varian Semiconductor’s common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The table set forth below contains certain information regarding each exercise of a stock option during the fiscal year ended September 27, 2002 by each of the Named Executive Officers and the number and value of the securities underlying unexercised options held by each of the Named Executive Officers as of September 27, 2002:

	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
			Exercisable/Unexercisable		Exercisable/Unexercisable
Richard A. Aurelio	230,000	$6,796,641	926,696	150,000	$3,796,094	—
Ernest L. Godshalk III	25,000	$902,650	183,332	101,667	$640,881	—
Robert J. Halliday	—	—	33,333	116,667	—	—
Alan P. Sheng	25,000	$487,318	25,000	130,000	—	—
Walter F. Sullivan	156,666	$4,424,861	23,333	61,667	—	—

(1)
Represents the per share value of the common stock at the time the option was exercised, less the per share option exercise price, multiplied by the number of shares acquired on exercise of such option.

(2)	Based on the fair value of the common stock on September 27, 2002 ($16.07), less the option exercise price, multiplied by the number of shares underlying the options.

Change in Control Agreements

The Named Executive Officers are parties to change in control agreements with Varian Semiconductor. Under these agreements, a change in control of Varian Semiconductor is defined to occur if:

•
any individual or group becomes the beneficial owner (as defined in Section 13 of the Securities Exchange Act of 1934, as amended) of 30% or more of the voting power of Varian Semiconductor’s outstanding securities;

•
the “continuing directors” cease to constitute at least a majority of the Board of Directors. “Continuing directors” are defined as the directors of Varian Semiconductor as of the date of the executive’s agreement and any successor to any such director who was nominated or selected by a majority of the continuing directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or an “associate” (as defined under the Exchange Act) of any person who is the beneficial owner of more than 10% of the combined voting power of Varian Semiconductor;

•
there occurs a reorganization, merger, consolidation or other corporate transaction involving Varian Semiconductor in which the stockholders of Varian Semiconductor immediately prior to such transaction do not own more than 50% of the combined voting power of Varian Semiconductor (or of a successor entity resulting from such transaction) after such transaction; or

•	all or substantially all of Varian Semiconductor’s assets are sold, liquidated or distributed.

In certain circumstances, the Board of Directors can declare that change in control will not be considered to have occurred, despite the occurrence of one of the above-listed events. With certain exceptions, these agreements each provide that the executive officer will forfeit his benefits under the agreement if he voluntarily leaves Varian Semiconductor’s employ during the process of a tender offer, merger negotiations or in certain other circumstances that could lead to a change in control. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of Varian Semiconductor, and to enhance Varian Semiconductor’s ability to attract and to retain executives.

Each agreement provides that if within 18 months of a change in control (1) Varian Semiconductor terminates the employee’s employment other than by reason of his death, disability, retirement or for “cause” (as defined) or (2) the employee terminates his employment for “good reason” (as defined), the employee will receive:

•
a lump sum severance payment equal to 2.99 (in the case of Mr. Aurelio) or 2.50 (in the case of all other executives) multiplied by the sum of (1) the employee’s annual base salary, (2) the highest annual bonus paid to the employee in any of the three fiscal years ending prior to the date of termination and (3) the highest cash bonus for a performance period of more than one fiscal year that was paid to the executive in any of the three fiscal years ending prior to the date of termination;

•
a pro rata portion of the executive’s target bonus for the fiscal year in which the executive’s termination occurs, and for any other partially completed bonus performance period at the time of the executive’s termination;

•	full exercisability of unvested stock options and full release of restrictions on restricted stock;

•
continued receipt of benefits under life, medical, dental, vision and disability insurance plans, as well as the financial and tax counseling plan, until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with Varian Semiconductor;

•	the right to purchase any company-leased automobile then in possession of the executive; and

•
a gross-up payment such that if any payments and benefits received by the employee from Varian Semiconductor would subject that person to the excise tax contained in Section 4999 of the Internal Revenue Code, the employee will be entitled to receive an additional payment that will place the employee in the same after-tax economic position that the employee would have enjoyed if such excise tax had not applied.

These agreements also provide that if, following a change in control, the executive’s employment is terminated due to death or disability, the executive will receive death or long-term disability benefits no less favorable than the most favorable benefits to which the executive would have been entitled had the death or disability occurred at any time in the one year period prior to the change in control.

Directors’ Compensation

Mr. Aurelio is both Chairman of the Board of Directors and the Chief Executive Officer of Varian Semiconductor. Mr. Aurelio’s compensation for serving as Chief Executive Officer is described under the heading “Executive Compensation.” Mr. Aurelio did not receive any additional compensation for serving as Chairman of the Board of Directors.

Under the Varian Semiconductor Omnibus Stock Plan, each director who is not an employee of Varian Semiconductor receives a non-statutory stock option to purchase 50,000 shares of common stock on the date of the non-employee director’s appointment or election as a non-employee director of Varian Semiconductor. In addition, each non-employee director receives annually, beginning with the second annual meeting following his or her appointment or election, a non-statutory stock option to purchase 5,000 shares of common stock. In lieu of these grants, any non-employee Chairman receives upon initial appointment a non-statutory stock option to purchase 200,000 shares of common stock. Such stock options are granted with an exercise price equal to the fair market value of common stock on the date of grant, are fully exercisable when granted and have a seven-year term. Directors who are employees of Varian Semiconductor receive no compensation for their services as directors.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2002 were Dr. Dutton, Messrs. MacNaughton and Chamillard and Ms. Tallett. No member of the Compensation Committee was at any time during fiscal year 2002 an officer or employee of Varian Semiconductor or any of its subsidiaries, nor has any member of the Compensation Committee had any relationship with Varian Semiconductor requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

During fiscal year 2002, no executive officer of Varian Semiconductor has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Varian Semiconductor.

Report of the Compensation Committee

The executive compensation program of Varian Semiconductor is administered by the Compensation Committee, whose members are all independent, non-employee directors of Varian Semiconductor. Varian Semiconductor’s executive compensation program is designed to retain and reward executives who are leading Varian Semiconductor in the achievement of its business objectives.

Compensation Philosophy.    The objectives of the executive compensation program are (1) to align compensation with business objectives and individual performance and (2) to attract, retain and reward executive officers who contribute to the long-term success of Varian Semiconductor. Varian Semiconductor’s executive compensation philosophy is based on the principles of sustained performance and competitive and fair compensation.

Sustained Performance.    Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such specific factors as the achievement of operating budgets, attainment of market share goals, continued customer satisfaction, development of new systems and processes and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and company values are fostered.

In evaluating each executive officer’s performance, the Compensation Committee generally conforms to the following process:

•	Company and individual goals and objectives generally are set at the beginning of the performance cycle.

•	At the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his contributions to Varian Semiconductor are evaluated.

•	The executive’s performance is then compared with peers within Varian Semiconductor and the results are communicated to the executive.

•	The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary, cash bonuses and stock compensation levels.

Competitive and Fair Compensation.    Varian Semiconductor is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, Varian Semiconductor compares its compensation practices with those of other companies and takes this into consideration when setting its compensation guidelines. Varian Semiconductor believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success.

Compensation for Varian Semiconductor’s executives primarily consists of three elements—salary, cash bonuses and stock options.

The salaries for executives are generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries, payment of cash bonuses and grants of options are based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria vary for each executive and are based on his area of responsibility. Subjective performance criteria include an executive’s ability to motivate others, recognize and pursue new business opportunities and initiate programs to enhance Varian Semiconductor’s growth and success.

Compensation at the executive officer level also includes the long-term incentives offered by stock options. The stock option program is designed to promote the long-term interests of its stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with Varian Semiconductor and his contributions to Varian Semiconductor, including his success in achieving the individual performance criteria described above. The option program generally uses a three-year vesting period to encourage key employees to continue in the employ of Varian Semiconductor.

Compensation of Chief Executive Officer.    The Compensation Committee bases the compensation of Varian Semiconductor’s Chief Executive Officer on the policies and procedures described above.

Richard A. Aurelio.    For fiscal year 2002, the Compensation Committee took into consideration the following factors: (1) Varian Semiconductor’s performance relative to its competitors, (2) Varian Semiconductor’s status as the leading supplier of ion implantation systems, (3) Varian Semiconductor met or exceeded internal operating targets, and (4) Varian Semiconductor’s level of compensation compared to the compensation of other chief executive officers. Based on these factors, Mr. Aurelio received the following compensation: (1) base salary of $678,739, (2) incentive bonus of $645,000, (3) an aggregate of $150,978 in

401(k) and Supplement Retirement Plan contributions and (4) other compensation of $149,184. In addition, Mr. Aurelio was awarded an option to purchase 50,000 shares of Varian Semiconductor’s common stock at an exercise price of $35.59 per share in order to provide him with a long-term incentive tied to Varian Semiconductor’s performance.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to Varian Semiconductor’s Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Varian Semiconductor and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE

George W. Chamillard
Robert W. Dutton
Angus A. MacNaughton
Elizabeth E. Tallett

Comparative Stock Performance

The comparative stock performance graph below compares the cumulative stockholder return on the common stock of Varian Semiconductor for the period from April 5, 1999 through September 27, 2002 with the cumulative total return on (1) the Total Return Index for The Nasdaq National Market (U.S. Companies) (the “Nasdaq Composite Index”), and (2) the Goldman Sachs Semiconductor Index, which is a published industry index. In prior years, Varian Semiconductor had compared the performance of its common stock with the JPMorgan H&Q Semiconductor Index, but this index is no longer a published industry index. Varian Semiconductor has selected the Goldman Sachs Semiconductor Index to replace the JPMorgan H&Q Semiconductor Index. The JPMorgan H&Q Semiconductor Index contained 37 companies in the semiconductor and semiconductor equipment industries. The Goldman Sachs Semiconductor Index contains 52 companies in the semiconductor and semiconductor equipment industries. The cumulative total return computations set forth in the performance graph assume the investment of $100 in Varian Semiconductor’s common stock, the Nasdaq Composite Index and the Goldman Sachs Semiconductor Index on April 5, 1999. Prior to April 5, 1999, Varian Semiconductor’s common stock was not registered under the Exchange Act.

	April 5, 1999	October 1, 1999	September 29, 2000	September 28, 2001	September 27, 2002
Varian Semiconductor Equipment Associates, Inc.	$100	$195	$338	$220	$145
Nasdaq Composite Index	$100	$112	$149	$61	$49
Goldman Sachs Semiconductor Index	$100	$146	$229	$94	$60

Report of the Audit Committee

The Audit Committee is composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq National Market.

The Audit Committee reviewed Varian Semiconductor’s audited financial statements for the fiscal year ended September 27, 2002 and discussed these financial statements with Varian Semiconductor’s management. Management is responsible for Varian Semiconductor’s internal controls and the financial reporting process. Management represented to the Audit Committee that Varian Semiconductor’s financial statements had been prepared in accordance with generally accepted accounting principles. Varian Semiconductor’s independent accountants are responsible for performing an audit of Varian Semiconductor’s financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with Varian Semiconductor’s management, internal accounting, financial and auditing personnel and the independent accountants, the following points:

•	the plan for, and the independent accountants’ report on, each audit of Varian Semiconductor’s financial statements;

•	Varian Semiconductor’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in Varian Semiconductor’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to Varian Semiconductor; and

•	the adequacy of Varian Semiconductor’s internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, Varian Semiconductor’s independent accountants. SAS 61 requires Varian Semiconductor’s independent accountants to discuss with Varian Semiconductor’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Varian Semiconductor’s independent accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent accountants the matters disclosed in this letter and their independence from Varian Semiconductor. The Audit Committee also considered whether the independent accountants’ provision of the other, non-audit related services to Varian Semiconductor which are referred to under the heading “Ratification of Selection of Independent Accountants” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit Committee recommended to Varian Semiconductor’s Board of Directors that the audited financial statements be included in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended September 27, 2002.

AUDIT COMMITTEE

George W. Chamillard
Robert W. Dutton
Angus A. MacNaughton
Elizabeth E. Tallett

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

Varian Semiconductor’s stockholders are being asked to approve an amendment increasing by 250,000 the number of shares of common stock reserved for issuance under Varian Semiconductor’s Employee Stock Purchase Plan (“ESPP”). Varian Semiconductor is seeking additional shares for issuance under the ESPP so that it can continue to use the ESPP to attract, retain, motivate and reward employees.

The Board of Directors believes that the future growth and success of Varian Semiconductor depends, in large part, on its ability to attract, retain and motivate employees and that providing employees with an opportunity to acquire a proprietary interest in Varian Semiconductor through the purchase of common stock is an important compensation element in attracting, retaining and motivating such persons. Accordingly, on November 9, 2001, the Board of Directors voted to adopt the ESPP, which was approved by the stockholders on February 26, 2002.

Under the ESPP, Varian Semiconductor was initially authorized to sell to its employees, through payroll deductions, up to an aggregate of 150,000 shares of common stock. On December 10, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESPP increasing by 250,000 the number of shares of common stock available for issuance under the ESPP (subject to adjustment for certain changes in Varian Semiconductor’s capitalization). These additional 250,000 shares would constitute less than .8% of Varian Semiconductor’s shares outstanding as of September 27, 2002.

The Board of Directors believes that the number of shares available for issuance under the ESPP is insufficient to serve the ESPP’s purposes and that the amendment is necessary to Varian Semiconductor’s continued success and is in the best interests of Varian Semiconductor and its stockholders.

The Board of Directors adopted the amendment subject to the approval of its stockholders. If the stockholders approve the amendment, it will be implemented immediately. The Board of Directors of Varian Semiconductor believes that the ESPP increase is in the best interests of Varian Semiconductor and its stockholders and recommends a vote in favor of the ESPP increase.

Description of the ESPP

The ESPP is summarized below. This summary is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). Copies of the ESPP are also available upon request to the Secretary of Varian Semiconductor.

Varian Semiconductor’s ESPP authorizes the issuance of up to 400,000 shares of common stock (including the share increase subject to stockholder approval under this proposal) to participating employees. All common law employees of Varian Semiconductor and of participating subsidiaries (for tax purposes) whose customary employment is at least 20 hours per week and who are employed on the first day of a designated payroll deduction offering period are eligible to participate in an offering under the ESPP. However, no employee shall be granted an option under the ESPP to the extent that, immediately after the grant, (1) such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock (or options to acquire stock) of Varian Semiconductor possessing 5% or more of the total combined voting power or value of all classes of stock of Varian Semiconductor or any subsidiary, or (2) his or her rights to purchase stock under all employee stock purchase plans of Varian Semiconductor and it subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined as the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding at any time. As of November 15, 2002, 1,346 of Varian Semiconductor’s employees were eligible to participate in the ESPP.

The ESPP is implemented through a series of six-month offering periods, beginning on or about July 1 and January 1 of each year. The first offering period began on July 1, 2002. To participate in an offering under the ESPP, an employee must authorize Varian Semiconductor to deduct any whole percentage from 1% to 10% of his or her base pay during the offering period. At the end of each offering period, the accumulated payroll deductions of each participating employee will be used to purchase shares of common stock at the purchase price for that offering period, provided that Varian Semiconductor may establish the maximum number of shares that an employee may purchase during any offering period. The purchase price of the shares in each offering period will be 85% of the fair market value per share of the common stock on either the first day or last day of the offering period, whichever is lower. For so long as the common stock is traded on the Nasdaq National Market System, the fair market value of a share of common stock on any given date shall be the last reported sale price. On December 10, 2002, the last reported sale price of Varian Semiconductor’s common stock on the Nasdaq National Market was $26.95.

Because participation in the ESPP is voluntary, Varian Semiconductor cannot determine the number of shares of common stock to be purchased in the future by any executive officer or by non-executive employees as a group.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.     A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Varian Semiconductor.     There will be no tax consequences to Varian Semiconductor except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the shares of Varian Semiconductor’s common stock authorized for issuance under its equity compensation plans as of September 27, 2002:

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,606,674	$23.27	606,189	(1)
Equity compensation plans not approved by security holders	0	N/A	N/A

Total	5,606,674	$23.27	606,189	(1)

(1)	Includes 150,000 shares issuable under Varian Semiconductor’s 2002 Employee Stock Purchase Plan and 456,189 shares issuable under Varian Semiconductor’s Omnibus Stock Plan.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Subject to ratification by the stockholders, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending October 3, 2003. PricewaterhouseCoopers LLP has served as Varian Semiconductor’s independent accountants since April 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants, the selection of such independent accountants will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees

PricewaterhouseCoopers LLP billed Varian Semiconductor an aggregate of $416,000 in fees for professional services rendered in connection with the audit of Varian Semiconductor’s financial statements for the fiscal year ended September 27, 2002 and the reviews of the financial statements included in each of Varian Semiconductor’s Quarterly Reports on Form 10-Q during such fiscal year.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not bill Varian Semiconductor for any professional services rendered to Varian Semiconductor and its affiliates for the fiscal year ended September 27, 2002 in connection with financial information systems design or implementation.

All Other Fees

PricewaterhouseCoopers LLP billed Varian Semiconductor an aggregate of $658,000 in fees for other services rendered to Varian Semiconductor and its affiliates for the fiscal year ended September 27, 2002, primarily for the following professional services:

Audit-related Services(1)	$180,000
Tax Compliance and Consulting	$477,000
Other(2)	$9,000

(1)	Audit-related fees primarily relate to statutory audits and audits of employee benefit plans.
(2)	Consists of consulting services provided in connection with the purchase of inventory.

The Audit Committee has reviewed these professional services provided by PricewaterhouseCoopers LLP to Varian Semiconductor and has determined that the provision of such services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as Varian Semiconductor’s accountant.

OTHER MATTERS

The Board of Directors does not know of any other matters, which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by Varian Semiconductor. In addition to solicitations by mail, Varian Semiconductor’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Varian Semiconductor will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Varian Semiconductor’s proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. Varian Semiconductor will promptly deliver a separate copy of either document to any stockholder who calls or writes to Varian Semiconductor at the following address or phone number: 35 Dory Road, Gloucester, MA 01930-2297, Telephone (978) 282-2000. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact Varian Semiconductor at the above address and phone number.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholders may propose matters to be presented at the 2004 Annual Meeting of Stockholders. Varian Semiconductor may decline such requests under the circumstances described in the SEC’s proxy rules. A stockholder may make a proposal under the SEC’s proxy rules, in which case the proposal may, in certain circumstances, be included in the proxy statement for the 2004 Annual Meeting of Stockholders. Proposals received by Varian Semiconductor at its principal office in Gloucester, Massachusetts later than August 18, 2003 will not be included in the proxy statement for the 2004 Annual Meeting of Stockholders.

Alternatively, under the provisions of Delaware law and our By-laws, a stockholder may make a proposal by notifying Varian Semiconductor not earlier than September 30, 2003, nor later than October 17, 2003. However, any such proposal will not be included in the proxy statement for the 2004 Annual Meeting of Stockholders.

If a stockholder who wishes to present a proposal fails to notify Varian Semiconductor within the time periods specified above but properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal. If a stockholder makes timely notification, the proxies may still exercise discretionary authority in accordance with the SEC’s proxy rules.

By Order of the Board of Directors,

RICHARD A. AURELIO
Chairman and Chief Executive Officer

Gloucester, Massachusetts
December 16, 2002

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

AUDIT COMMITTEE CHARTER

A.    Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

B.    Structure and Membership

1.  Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

2.  Independence.    Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

3.  Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a “financial expert” (as defined by applicable Nasdaq and SEC rules) if required by applicable Nasdaq rules or deemed appropriate by the Board of Directors. All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

4.  Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.  Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.  Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.  Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.  Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.  Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.  Preapproval of Services.    The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

5.   Oversight.    The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

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alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

6.  Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.  Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.  Audit Committee Report.    The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

9.  Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.  Oversight.    The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

11.  Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.  Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

13.  Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.  Meetings.    The Audit Committee shall meet at least quarterly and as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall meet separately with (i) the independent auditor, (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.  Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.  Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

4.  Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.  Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.  Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Appendix B

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.    The purpose of the Plan is to provide eligible Employees of the Company and its Designated Subsidiaries with the opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  Definitions.

(a)  “Appropriate Procedure” shall mean the procedure or method (including telephonic or other electronic means) provided or prescribed by the Committee for achieving the particular purpose of the relevant provision of the Plan.

(b)  “Board” shall mean the Board of Directors of the Company.

(c)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)  “Committee” shall mean the Compensation Committee appointed by the Board or such other persons as the Board shall designate.

(e)  “Common Stock” shall mean the common stock of the Company.

(f)  “Company” shall mean Varian Semiconductor Equipment Associates, Inc., a Delaware corporation.

(g)  “Compensation” shall mean the base salary or base wages paid to an Employee by the Company or Designated Subsidiary while a Participant, excluding all other forms of remuneration.

(h)  “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any individual who is a common law employee of the Company or Designated Subsidiary for tax purposes and whose customary employment is for at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing without interruption while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by

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statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(j)  “Enrollment Date” shall mean the first day of each Offering Period.

(k)  “Exercise Date” shall mean the last day of each Offering Period.

(l)  “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market for the last market trading day on or immediately prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(m)  “Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised (1) commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, and (2) commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31. The duration of an Offering Period, including the commencement date of any Offering Period, may be changed pursuant to Section 4 of the Plan. The first Offering Period under the Plan shall commence on July 1, 2002 and end on December 31, 2002.

(n)  “Participant” shall mean an Employee who (i) has elected to participate in the Plan pursuant to Section 5 and (ii) has not ceased to be a Participant pursuant to Section 10 or Section 11.

(o)  “Plan” shall mean this Varian Semiconductor Equipment Associates, Inc. Employee Stock Purchase Plan.

(p)  “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

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(q)  “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)    “Subsidiary” shall mean a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s)  “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.  Eligibility.

(a)  Any Employee who shall be employed by the Company or Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that as long as the Plan continues to meet the requirements of Section 423 of the Code, the Committee may at any time provide that certain Employees shall not be eligible to participate in the Plan.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined as the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Periods.    The Plan shall be implemented by consecutive Offering Periods continuing until the Plan is terminated in accordance with Section 20 hereof. The Committee shall have the power to change the duration of any future Offering Periods, including the commencement dates thereof, with respect to future offerings in its discretion, without stockholder approval, at any time.

5.  Participation.

(a)  An eligible Employee shall become a Participant in the Plan, prior to the applicable Enrollment Date, by following the Appropriate Procedure to enter into a subscription agreement authorizing payroll deductions.

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(b)  Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6.  Payroll Deductions.

(a)  At the time a Participant enters into a subscription agreement, he or she shall elect to have payroll deductions made during the Offering Period in a whole percentage of from one percent (1%) to ten percent (10%) of the Compensation which he or she receives during the Offering Period, or such other percentages or amounts as the Committee shall determine.

(b)  All payroll deductions made for a Participant shall be credited to an account established with respect to such Participant under the Plan (the “Account”). A Participant may not make any additional payments into such Account.

(c)  A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by following the Appropriate Procedure to authorize a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively practicable following the Participant’s completion of the Appropriate Procedure. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be reduced or decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

(e)  At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Designated Subsidiary’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation (or have a Designated Subsidiary withhold from the Participant’s Compensation) the amount necessary for the Company or Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or Designated Subsidiary any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Participant.

7.  Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the

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Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing the applicable purchase price into such Employee’s payroll deductions accumulated prior to such Exercise Date provided that the Committee in its sole discretion may establish the maximum number of shares of Common Stock an Employee shall be permitted to purchase during any Offering Period (subject to any adjustment pursuant to Section 19), and provided further that each purchase of shares of Common Stock shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn from the Offering Period pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.  Exercise of Option.    Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares with respect to an Offering Period shall be exercised automatically on the applicable Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. No fractional shares shall be purchased. Any payroll deductions accumulated in a Participant’s Account which are not sufficient to purchase a full share shall be returned to the Participant as soon as administratively practicable after the Exercise Date. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

9.  Crediting, Transfer and Delivery of Shares.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall credit to each Participant’s Account the shares of Common Stock purchased upon exercise of his or her option. Such shares shall be transferred and delivered to the Participant as the Participant may direct, or as shall otherwise be determined by the Committee.

10.  Withdrawal.

(a)  On or before the last day of an Offering Period, a Participant may, by following the Appropriate Procedure, withdraw from participation in the Plan, thereby canceling his or her participation in the Offering Period. All of the Participant’s payroll deductions credited to his or her Account shall be paid to such Participant promptly after completing the Appropriate Procedure to withdraw from participation in the Plan, and such Participant’s option for the Offering Period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement by following the Appropriate Procedure.

(b)  A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.  Termination of Employment.    Upon a Participant’s ceasing to be an Employee for

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any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant’s customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

12.  Interest.    No interest shall accrue on the payroll deductions of a Participant in the Plan.

13.  Stock.

(a)  The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one hundred fifty thousand (150,000) shares and the maximum number of shares available for sale in each Offering Period shall be determined by the Committee in its sole discretion. Shareholder approval shall be required for each increase in the number of shares available under the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)  The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)  Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.  Administration of the Plan.

(a)  The Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan, to adopt, amend and rescind rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan, including, without limitation, all questions concerning eligibility to participate in and options to be received under the Plan; provided, however, that all Employees who are granted options under the Plan shall have the same rights and privileges with respect to such options. The Committee shall also have the authority to adopt necessary or appropriate procedures, subplans or other documentation as shall be necessary to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States. Every finding, decision and determination made by the Committee shall, to the

6

full extent permitted by law, be final and binding upon all parties.

(b)  The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

15.  Death of Participant.

(a)  In the event of the death of a Participant, the Company shall distribute any (i) payroll deductions remaining in the Participant’s Account and (ii) shares of Common Stock credited to the Participant’s Account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may distribute such payroll deductions to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  Transferability.    Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10 hereof.

17.  Indemnification.    The Company, by its adoption of the Plan, indemnifies and holds its employees and the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct with respect to the Plan in their official capacities, except to the extent that such effects and consequences result from their own willful misconduct, breach of good faith or gross negligence in the performance of their duties hereunder. The foregoing right of indemnification shall not be exclusive of other rights to which each such employee or Committee member may be entitled by any contract as a matter of law.

18.  Reports.    Statements of a Participant’s Account shall be provided to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, or such other information as the Committee shall determine.

19.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

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(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)  Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination.

(a)  The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously

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granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)  Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

(c)  In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)  shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii)  allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

21.  Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any Employee to purchase any Common Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the

9

Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

23.  Effective Date.    The Plan shall become effective as of July 1, 2002 or as soon as practicable thereafter as determined by the Board, subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. The Plan shall not become effective if the stockholders of the Company fail to approve the Plan.

24.  Applicable Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware excluding Delaware’s conflict of laws provisions.

25.  Requirements of Law.    The granting of options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

IN WITNESS WHEREOF, Varian Semiconductor Equipment Associates, Inc., by its duly authorized officer, has executed this Plan.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INc.

By:	/s/ GARY S. LOSER

Title:	Vice President and General Counsel

Dated:	November 9, 2001

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to Varian Semiconductor that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your proxy must be received prior to the Annual Meeting of Stockholders to be held on January 28, 2003. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR ALL PROPOSALS.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.

[X]    PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

A vote FOR the director nominees and FOR proposals number 2 and 3 is recommended by the Board of Directors.

1.	To elect the following two (2) directors as Class I Directors (except as marked below) for the ensuing three years:

Nominees: Ernest L. Godshalk III and Angus A. MacNaughton

☐	FOR all nominees (except as marked below)

☐	WITHHOLD AUTHORITY to vote for all nominees

FOR all nominees, except authority withheld to vote for the following nominee(s):

2.
To approve the amendment of Varian Semiconductor’s Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the Employee Stock Purchase Plan by 250,000 shares.

☐  FOR         ☐  AGAINST         ☐  ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as Varian Semiconductor’s independent accountants for the fiscal year ending October 3, 2003.

☐  FOR         ☐  AGAINST         ☐  ABSTAIN

Mark box at right if comments or address change have been made on the reverse side of this card.  ☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

SIGNATURE(S)	SIGNATURE (if held jointly)
DATE	DATE

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders—January 28, 2003

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Ernest L. Godshalk III and Gary L. Loser, Esq., or each or either of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of common stock of Varian Semiconductor Equipment Associates, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on January 28, 2003 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing, shall deliver a subsequently dated proxy or shall vote in person at the meeting.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE